Exhibit 99.1

May 16, 2006

Mr. Jeffrey May
Audit Committee Chairman
BIO-key International, Inc.
20 Gideons Point Road
Tonka Bay, MN 55331

Dear Mr. May:

This confirms our prior discussion by phone. We have engaged in recent discussions with BIO-key International, Inc. (the Company) management and the Company’s attorneys. We have read the Company’s April 7, 2006 and May 4, 2006 responses to the Securities and Exchange Commission (SEC) staff related to the staff’s comments about the December 31, 2005 and 2004 audited financial statements. Based on those discussions and that reading, we withdraw our audit opinion dated March 29, 2006 related to those financial statements. In addition, the interim financial statements for 2005 and 2004 should be reviewed by you to determine if they comply with the staff’s comments to date and can still be relied upon. We recommend you file an 8-K regarding these matters. Note that this withdrawal relates to the staff’s comments regarding the manner of accounting for derivatives and warrants and there is no other material basis for this withdrawal.

In addition, we will not be able to complete our review of your March 31, 2006 Form 10-QSB which you intend to file no later than May 22, 2006. It is our understanding that the SEC staff has indicated that they have further comments that might affect the December 31, 2005 financial statements as well as the March 31, 2006 interim financial statements and that these comments may not be received and/or reviewed by you prior to the due date for the Form 10-QSB. Although the Form does not call for our report, we urge you to be cautious in using the underlying December 31, 2005 financial statements. If you decide to make the changes, which the SEC staff have recommended, we advise you to fully disclose this. Additionally, the same caution should be used in furnishing the March 31, 2006 financial statements.

If you would like to discuss this matter at greater length, please contact Mr. Marvin Mirsky at (612-) 630-5067.

Very truly yours.

cc:            Frank Cusick, Chief Financial Officer
BIO-key International, Inc.
300 Nickerson Road
Marlborough, MA 01752